Exhibit 1.1

AGL CAPITAL CORPORATION

(a Nevada corporation)

AGL RESOURCES INC.

(a Georgia corporation)

$200,000,000

SENIOR NOTES DUE 2041

UNDERWRITING AGREEMENT

Dated:  September 15, 2011

Table of Contents

UNDERWRITING AGREEMENT

4	Agreements of the Underwriters		13
	(a)	Use of Free Writing Prospectuses	13
	(b)	Distribution of Free Writing Prospectuses	14
	(c)	Final Term Sheet	14
	(d)	No Proceeding under Section 8A	14

5	Payment of Expenses		14
	(a)	Expenses	14
	(b)	Termination of Agreement	15

6	Conditions of Underwriters’ Obligations		15
	(a)	No Stop Order	15
	(b)	Opinions of Counsel for the Company and the Guarantor	15
	(c)	Opinion of Counsel for the Underwriters	19
	(d)	Company Officers’ Certificate	19
	(e)	Guarantor’s Officers’ Certificate	20
	(f)	Accountants’ Comfort Letter	20
	(g)	Maintenance of Rating	20
	(h)	Additional Documents	20
	(i)	Termination of Agreement	21

7	Indemnification		21
	(a)	Indemnification of Underwriters	21
	(b)	Indemnification of Company, Guarantor Directors and Officers	22
	(c)	Actions against Parties; Notification	22
	(d)	Settlement without Consent if Failure to Reimburse	23

8	Contribution		23

9	Representations, Warranties and Agreements to Survive Delivery		24

10	Termination of Agreement		24
	(a)	Termination	24
	(b)	Liabilities	25

11	Default by One or More of the Underwriters		25

12	Notices		25

13	Certain Defined Terms		26

14	Parties		26

15	Governing Law and Time		26

16	Effect of Headings		26

17	Counterparts	26

SCHEDULES

Schedule A  -  List of Underwriters
Schedule B  -  List of Issuer Free Writing Prospectuses Included in Time of Sale Information
Schedule C  -  Pricing Information
Schedule D  -  Form of Final Term Sheet

AGL CAPITAL CORPORATION

(a Nevada corporation)

$200,000,000

SENIOR NOTES DUE 2041

UNDERWRITING AGREEMENT

September 15, 2011

GOLDMAN, SACHS & CO.

as Representative of the several Underwriters

c/o           Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

AGL Capital Corporation, a Nevada corporation (the “Company”), and AGL Resources Inc., a Georgia corporation (the “Guarantor”), each confirm their agreement with Goldman, Sachs & Co. (“Goldman”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Goldman is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $200,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2041 (the “Notes”).  The Notes will be fully and unconditionally guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”).  The Securities are to be issued pursuant to an indenture dated as of February 20, 2001 (the “Indenture”) between the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York), as trustee (the “Trustee”).  The Notes will constitute an additional issuance of the Company’s 5.875% Senior Notes due 2041, $500,000,000 of which have been previously issued and are outstanding.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (No. 333-168901), including a base prospectus (the “Base Prospectus”), covering the registration of, among other things, debt securities of the Company guaranteed by the Guarantor.  Such registration statement, including any post-effective amendments thereto, and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”.  The Base Prospectus, together with the preliminary prospectus supplement dated September 15, 2011 relating to the Securities and as used prior to the filing of the Prospectus (as defined herein), is referred to herein as the “Preliminary Prospectus.” The Base Prospectus, together with the final prospectus supplement relating to the Securities as first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated by reference in the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Securities, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Company and the Guarantor had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto.

1.
Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(a) Registration Statement and Prospectus.  The Registration Statement became effective under the Securities Act upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities have been initiated or, to the knowledge of the Company or the Guarantor, are threatened by the Commission.  The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the Closing Time as to the Prospectus as amended or supplemented in relation to the applicable Securities, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus as amended or supplemented.

With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), (ii) neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.

(A)  At the time of filing of the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, each of the Company and the Guarantor was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).  At the determination date for purposes of the Notes within the meaning of Rule 164(h) under the Securities Act, neither the Company nor the Guarantor was an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b) Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectuses.  Other than the Preliminary Prospectus and the Prospectus, the Company and the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (each such communication by the Company or the Guarantor or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Representative; and each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been filed in accordance with the Securities Act (if required thereby) and does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information, the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representative expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented.

(e) Financial Statements; Pro Forma Financial Information.  The financial statements and the related notes thereto of the Guarantor included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly the information shown thereby.  The pro forma condensed combined financial information, including the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (i) fairly present in all material respects the information shown therein, as described therein, (ii) comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X, (iii) includes preliminary assumptions and estimates that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, (iv) includes adjustments to the historical financial statements that are appropriate to give effect to the transactions and circumstances referred to therein, based on such preliminary assumptions and estimates, and (v) have been properly compiled on the bases described therein by applying such adjustments to the historical financial statements.

(f) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, and (iii)  except for regular dividends on the common stock of the Guarantor (the “Common Stock”) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.

(g) Good Standing of the Company and the Guarantor.  Each of the Company and the Guarantor has been duly organized and is validly existing as corporations in good standing under the laws of their respective states of incorporation and have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform their obligations under this Agreement; and the Company and the Guarantor are each duly qualified as a foreign corporation to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries.  Each of the subsidiaries that is included on Exhibit 21 to the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2010 (excluding the Company, each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i) Capitalization.  The Guarantor has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”  The shares of Common Stock outstanding as of the date of this Agreement have been duly authorized and are validly issued, fully paid and non-assessable; and there are no authorized or outstanding options, warrants or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Guarantor except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(k) Authorization of the Indenture.  The Indenture has been duly authorized by the Company and the Guarantor and duly qualified under the Trust Indenture Act and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(l) Authorization of the Notes.  The Notes have been duly authorized and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefore as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(m) Authorization of the Guarantee.  The Guarantee has been duly authorized by the Guarantor and when duly executed, issued and delivered as provided for in the Indenture, will constitute the valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n) Absence of Defaults and Conflicts.  Neither the Company, the Guarantor nor any Subsidiary is in violation of its articles of incorporation or by-laws or in default, and no event has occurred that with notice or lapse of time or both would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company, the Guarantor or any Subsidiary is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or in violation of any applicable statute, law, rule, regulation or judicial or administrative decree, writ, judgment or order, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor with their obligations hereunder and under the Indenture and the Securities does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company, the Guarantor or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any Subsidiary.

(o) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Guarantor of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company and the Guarantor, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or state securities laws.

(p) Environmental Laws.  Except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) as would not, singly or in the aggregate, result in a Material Adverse Effect, (1) neither the Guarantor nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (2) the Guarantor and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements.

(q) Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Guarantor or any of its subsidiaries is or may be a party or to which any property of the Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so described.

(r) Accounting Controls.  The Guarantor and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(s) Sarbanes-Oxley Act.  The Guarantor, and to the knowledge of the Guarantor, the Guarantor’s directors and officers, in their capacities as such, are and have been in material compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, except for filings by the Guarantor’s then-principal executive officer and then-principal financial officer of deficient Section 302 certifications, which deficiencies subsequently were remedied through corrective filings.

2.	Sale and Delivery to Underwriters; Closing.

(a) Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantor, at the price set forth in Schedule C hereto, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Guarantor, or at such other place as shall be agreed upon by the Representative and the Guarantor, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Guarantor (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Goldman, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Company and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Denominations; Registration.  Certificates for the Securities shall be in such denominations as the Representative shall request ($2,000 or any integral multiple of $1,000) and registered in the name of The Depository Trust Company’s nominee.

(d) Relationship among Company, Guarantor and Underwriters.  The Company and the Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Guarantor or any other person; and the Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty or similar duty to the Company or the Guarantor, in connection with the offering of the Securities contemplated hereby or the process leading thereto.  Additionally, neither the Representative nor any other Underwriter is advising the Company or the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantor with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantor.

3.	Agreements of the Company and the Guarantor. The Company and the Guarantor agree with each Underwriter as follows:

(a) Required Filings.  The Company and the Guarantor will prepare the Prospectus as amended or supplemented in relation to the applicable Securities in a form approved by the Representative and will file such Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus if required by Rule 433 under the Securities Act, will file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of such Securities, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies.  The Company and the Guarantor have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company and the Guarantor have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the Securities Act.  The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(c) Issuer Free Writing Prospectuses; Amendments or Supplements.  Before making, using, preparing, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company and the Guarantor will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use, prepare, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative.  The Company and the Guarantor will advise the Representative promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission for any additional information; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for such purposes; and  the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities; and if any such order is issued or the Company or the Guarantor receives notice suspending the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities, the Company and the Guarantor will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance.  (i) The Company and the Guarantor will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities (1) any event shall occur or condition shall exist as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (2) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request and (ii) if at any time prior to the Closing Time (1) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances, not misleading or (2) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

If at any time when Notes remain unsold by the Underwriters, the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantor will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use their reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness.  The Company and the Guarantor will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f) Blue Sky Qualifications.  The Company and the Guarantor will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect as long as may be required for distribution of the Securities by the Underwriters, but not more than one year from the date of the Prospectus; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement.  The Company and the Guarantor will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representative may request.

(g) Clear Market.  During the period from the date hereof through and including the Closing Time, the Company and the Guarantor will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a term of more than one year.

(h) Rule 158.  The Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i) Use of Proceeds.  The Company and the Guarantor will use the net proceeds received from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under “Use of Proceeds.”

(j) Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

4.	Agreements of the Underwriters. Each Underwriter hereby agrees with the Company and the Guarantor as follows:

(a) Use of Free Writing Prospectuses.  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus (which term includes use of any written information furnished to the Commission by the Company or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Guarantor) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule B or prepared pursuant to Section 1(c) or Section 3(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company and the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) Distribution of Free Writing Prospectuses.  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) Final Term Sheet.  It has not and will not, without the prior written consent of the Company and the Guarantor, use any free writing prospectus that contains the final terms of the Notes unless such terms have previously been included in a free writing prospectus filed with the Commission; provided, however, that the Underwriters may use a term sheet substantially in the form of Schedule D hereto without the consent of the Company and the Guarantor. This Section 4(c) shall not prevent the Underwriters from transmitting or otherwise making use of one or more customary term sheets to offer the Notes or convey final pricing terms thereof; provided, however, that in the case of a term sheet conveying final pricing terms, such term sheet shall contain no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that is not included in Schedule D or was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus (other than ratings assigned to the Notes by credit rating agencies).

(d) No Proceeding under Section 8A.  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer).

5.	Payment of Expenses

(a) Expenses.  The Company and the Guarantor will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (v) up to $5,000 of fees and expenses related to the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, (viii) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Securities and (ix) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Guarantor, travel and lodging expenses of officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show.

(b) Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company and the Guarantor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

6.
Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company or the Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

(a) No Stop Order.  At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities shall have been initiated or, to the knowledge of the Company or the Guarantor, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in accordance with Rule 424(b), and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 433 under the Securities Act.

(b) Opinions of Counsel for the Company and the Guarantor.

(i)  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Woodburn and Wedge, counsel for the Company, in form and substance satisfactory to the Representative and counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the Underwriters, to the effect that:

(aa)
The Company is a corporation validly existing and in good standing as a business corporation under the laws of the State of Nevada with requisite corporate power to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

(bb)	The Indenture has been duly authorized by the Company, has been executed by the Company and has been delivered by the Company.

(cc)	The Notes have been duly authorized by the Company, have been executed by the Company and, when received by the Trustee, will be delivered by the Company.

(dd)	The Agreement has been duly authorized by the Company, has been executed by the Company and has been delivered by the Company.

(ee)
No approval, authorization or consent is required by any governmental authority of the State of Nevada for the issuance by the Company of up to $200,000,000 in aggregate principal amount of the Notes, except with respect to applicable state securities or “blue sky” laws, as to which such counsel need express no opinion.

(ff)
The execution and delivery by the Company of the Agreement, the Indenture and the Notes do not, and if the Company were now to perform its obligations under the Agreement, the Indenture and the Notes such performance would not, result in any: (i) violation of the Company's Articles of Incorporation or Bylaws; (ii) violation of any existing State of Nevada statute, regulation, rule or law to which the Company is subject; or (iii) violation of any judicial or administrative decree, writ, judgment or order to which, to the knowledge of such counsel, the Company is subject.

(ii)  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Kilpatrick Townsend & Stockton LLP, counsel for the Guarantor and the Company, in form and substance satisfactory to the Representative and counsel for the Underwriters, together with signed or reproduced copies of such opinion letter for each of the other Underwriters, to the effect that:

(aa)
The Guarantor is a corporation validly existing and in good standing as a corporation under the laws of the State of Georgia with requisite corporate power to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

(bb)
The Guarantor is qualified to do business as a foreign corporation in all jurisdictions where it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material and adverse effect on the Guarantor.

(cc)
The statements made in the Preliminary Prospectus and the Prospectus under the captions “Description of the Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.  The statements made in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(dd)
The Indenture has been duly authorized by the Guarantor, has been executed and delivered by the Guarantor and is enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  The Indenture has been duly qualified under the Trust Indenture Act.

(ee)
The Notes are enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ff)
The Guarantee has been duly authorized by the Guarantor, has been executed and delivered by the Guarantor and is enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(gg)	The Agreement has been duly authorized by the Guarantor, has been executed by the Guarantor and has been delivered by the Guarantor.

(hh)
The Registration Statement has become effective under the Securities Act.  The Prospectus, including any supplements thereto, has been filed with the Commission pursuant to Rule 424(b) under the Securities Act and each Issuer Free Writing Prospectus has been filed with the Commission if required by Rule 433 under the Securities Act within the applicable time period prescribed for such filings by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities have been initiated or threatened by the Commission.  The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and related schedules and the other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to have complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

(ii)
All approvals, authorizations or consents required by any governmental authority of the United States or the State of Georgia for the Guarantee by the Guarantor of up to $200,000,000 in aggregate principal amount of the Notes by the Guarantor have been obtained.  No other consent, approval, authorization or order of any court is required for the issuance of the Guarantee, except as has been obtained under the Securities Act and except with respect to applicable state securities or “blue sky” laws, as to which such counsel need express no opinion.

(jj)
The execution and delivery by the Guarantor of the Agreement, the Indenture and the Guarantee do not, and if the Guarantor were now to perform its obligations under the Agreement, the Indenture and the Guarantee such performance would not, result in any: (i) violation of the Guarantor’s Articles of Incorporation or Bylaws; (ii) violation of any existing federal or State of Georgia statute, regulation, rule or law to which the Guarantor is subject; (iii) violation of any judicial or administrative decree, writ, judgment or order to which, to the  knowledge of such counsel, the Guarantor is subject; or (iv) violation of any of the agreements listed on a schedule to such counsel’s opinion (which schedule has been provided to the Representative prior to the date hereof).

(kk)
To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Guarantor of a character required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus which is not disclosed as required.

(ll)
To the knowledge of such counsel, there is no material contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as an exhibit which is not described or filed as required.

(mm)
Neither the Company nor the Guarantor is required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and after giving effect to the issuance and sale of the Notes and the application of the proceeds thereof in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under “Use of Proceeds”, neither the Company nor the Guarantor will be required to register as an “investment company” under the Investment Company Act.

Such counsel shall also state that such counsel has conducted no independent investigation or verification and, without assumption of any responsibility for the factual accuracy or completeness of the Registration Statement, the Time of Sale Information or the Prospectus, that nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the Registration Statement at the time of effectiveness but excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view), at the time the Registration Statement became effective, contained any untrue statement of  a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, or that the Time of Sale Information (excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) as of the Time of Sale and the Prospectus (excluding the financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) as of its date and as of the Closing Time included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Troutman Sanders LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor and its subsidiaries and certificates of public officials.

(d) Company Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated in the Time of Sale Information and the Prospectus, and the Representative shall have received a certificate of the President or any Vice President of the Company and of the chief financial, chief accounting officer or treasurer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties regarding the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv)  no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities have been initiated or, to the knowledge of the Company, have been threatened by the Commission.

(e) Guarantor’s Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated in the Prospectus, and the Representative shall have received a certificate of the President or any Vice President of the Guarantor and of the chief financial or chief accounting officer of the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties regarding the Guarantor in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Guarantor or related to the offering of the Securities have been initiated or, to the knowledge of the Guarantor, have been threatened by the Commission.

(f) Accountants’ Comfort Letters.  On the date of this Agreement and at the Closing Time, Pricewaterhouse Coopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Maintenance of Rating.  At the Closing Time, the Securities shall be rated at least Baa1 by Moody’s Investor’s Service Inc. (“Moody’s”) and BBB+ by Standard & Poor’s Ratings Group (“Standard & Poor’s”), a division of McGraw-Hill, Inc.; and since the execution of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s or the Guarantor’s other debt securities by Moody’s or Standard & Poor’s, and neither organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s or the Guarantor’s other debt securities.

(h) Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in writing in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(i) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantor in writing at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

7.	Indemnification.

(a) Indemnification of Underwriters.  The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

(iii)  against any and all reasonable expense as incurred (including the fees and disbursements of counsel chosen by the Representative), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter expressly for use in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented or in any statement in or omission from the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Indenture.

(b) Indemnification of Company, Guarantor Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented or in any statement in or omission therefrom in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter expressly for use in the Registration Statement, in any Issuer Free Writing Prospectus, in the Time of Sale Information or in the Prospectus as amended or supplemented.

(c) Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company or the Guarantor.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.             Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

9.            Representations, Warranties and Agreements to Survive Delivery.   All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Guarantor or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Guarantor, and shall survive delivery of the Securities to the Underwriters.

10.	Termination of Agreement.

(a) Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Guarantor, if after the Time of Sale and prior to delivery of and payment for the Securities (i) the Company or the Guarantor shall have failed, refused or been unable, at or prior to the Closing Time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled (other than by reason of a default by any of the Underwriters), (iii) trading of any securities issued or guaranteed by the Company or the Guarantor has been suspended, or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or minimum or maximum prices shall have been fixed, or minimum or maximum ranges for prices for securities have been required by either of such exchanges or such market, by the Commission or by such other exchange or regulatory authority or governmental authority having jurisdiction or a material disruption has occurred in securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe, (iv) a general banking moratorium shall have been declared by federal or New York or Georgia state authorities, or (v) there shall have occurred any material adverse change in general economic, political or financial conditions in the United States, or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Securities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

11.           Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282; Attention: Registration Department (with a copy to Troutman Sanders LLP, 600 Peachtree Street, NE, Atlanta, Georgia 30308, attention of Marlon F. Starr); and notices to the Company or the Guarantor shall be directed to AGL Resources Inc., Ten Peachtree Place, Atlanta, Georgia 30309, attention of Andrew W. Evans (with a copy to Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street, N.E., Suite 2800, Atlanta, Georgia 30309, attention of David M. Eaton).

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Guarantor and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.           Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

16.           Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

17.           Counterparts.  This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original.  Such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Guarantor in accordance with its terms.

Very truly yours,

AGL CAPITAL CORPORATION

By:       /s/ Paul R. Shlanta
Name:  Paul R. Shlanta
Title:   Executive Vice President and
            General Counsel

AGL RESOURCES INC.

By:       /s/ Andrew Evans
Name:  Andrew W. Evans
Title:    Executive Vice President and
             Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

GOLDMAN, SACHS & CO.

By: /s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
Acting for itself and the several
Underwriters named in Schedule A hereto.

[signature page to Underwriting Agreement]

Schedule A

Name of Underwriter	Principal Amount of Securities
Goldman, Sachs & Co.	$50,095,238.10
Morgan Stanley & Co. LLC	28,761,904.76
SunTrust Robinson Humphrey, Inc.	28,761,904.76
Wells Fargo Securities, LLC	28,761,904.76
Merrill Lynch, Pierce, Fenner & Smith Incorporated	28,761,904.76
Credit Agricole Securities (USA) Inc.	5,809,523.81
Deutsche Bank Securities Inc.	5,809,523.81
Mitsubishi UFJ Securities (USA), Inc.	5,809,523.81
RBS Securities Inc.	5,809,523.81
Scotia Capital (USA) Inc.	5,809,523.81
U.S. Bancorp Investments, Inc.	5,809,523.81
Total	$200,000,000.00

Schedule B

•	Pricing term sheet, dated September 15, 2011 relating to the 2041 Notes, as filed pursuant to Rule 433 under the Securities Act.

Schedule C

Certain Terms of the Securities:

Title of Securities:  5.875% Senior Notes due 2041 and related Guarantee

Aggregate Principal Amount of Securities:  $200,000,000

Purchase Price:  112.559% of the principal amount of the Securities plus accrued interest from and including September 15, 2011 to but excluding the date of delivery of the Securities.

Maturity Date:  March 15, 2041

Interest Rate:  5.875%

Interest Payment Dates: March 15 and September 15, commencing March 15, 2012

Record Dates: March 1 and September 1

Redemption Provisions: As set forth in the Prospectus Supplement dated September 15, 2011

Schedule D

Form of Pricing Term Sheet for Reopening of 2041 Notes1

Issuer:	AGL Capital Corporation
Guarantor:	AGL Resources Inc.
Security Type:	Senior Notes
Size:	$200,000,000
Maturity:	March 15, 2041
Coupon:	5.875%
Price to Public:	113.434% of principal amount plus accrued interest from and including September 15, 2011 to but excluding the date of
Benchmark Treasury: Benchmark Treasury Yield: Spread to Benchmark Treasury: Yield to Maturity: Trade Date:	UST 4.375% due May 15, 2041 3.343% +165 bps 4.993% September 15, 2011
Interest Payment Dates:	March 15 and September 15 of each year, commencing March 15, 2012
Par Redemption	Any time on or after September 15, 2040 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest.
Make Whole Redemption:	T+25 bps
Settlement:	September 20, 2011 (T+3)
CUSIP/ISIN:	001192AH6 / US001195AH64
Book-Running Managers:	Goldman, Sachs & Co. Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co., at 866-471-2526, Morgan Stanley & Co. LLC, at 866-718-1649, SunTrust Robinson Humphrey, Inc., at 800-685-4786 , Wells Fargo Securities, LLC, at 800-326-5897, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 800-294-1322.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

1 Pricing Term Sheet that is filed as an FWP will include a ratings line.